        As filed with the Securities and Exchange Commission on January 30, 2001
                                                   Registration No. 333 -

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                                 E.PIPHANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

            DELAWARE                                7389                              77 -0443392
(STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)              IDENTIFICATION NUMBER)

                      1900 SOUTH NORFOLK STREET, SUITE 310
                           SAN MATEO, CALIFORNIA 94403
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                                 1999 STOCK PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                                ---------------

                                 ROGER S. SIBONI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 E.PIPHANY, INC.
                      1900 SOUTH NORFOLK STREET, SUITE 310
                           SAN MATEO, CALIFORNIA 94403
                                 (650) 356-3800
                      (NAME, ADDRESS, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ---------------

                                    Copy to:

                              AARON J. ALTER, ESQ.
                           NEIL ANTHONY JEFFRIES, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 493 -9300

                         CALCULATION OF REGISTRATION FEE

========================================= ========================= ====================== ====================== ==================
                                                                          PROPOSED               PROPOSED
                                                   AMOUNT                  MAXIMUM                MAXIMUM             AMOUNT OF
         TITLE OF SECURITIES TO                    TO BE               OFFERING PRICE            AGGREGATE           REGISTRATION
             BE REGISTERED                       REGISTERED               PER SHARE           OFFERING PRICE             FEE
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
1999 Stock Plan.......................        2,737,645 shares (1)       $31.71875 (2)        $86,834,678 (2)          $21,709
1999 Employee Stock Purchase Plan.....        2,737,645 shares (1)       $31.71875 (2)        $86,834,678 (2)          $21,709
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
Total.................................        5,475,290 shares                                                         $43,418
========================================= ========================= ====================== ====================== ==================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2) The Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(h) under the Securities Act to be equal to $31.71875 per share, the average of the high and low price of the Registrant's Common Stock as reported on the Nasdaq Stock Market on January 23, 2001.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE:

     This Registration Statement is filed with respect to additional shares of Common Stock that may be issued under the Registrant's 1999 Stock Plan and the 1999 Employee Stock Purchase Plan as a result of certain automatic annual increases in the number of authorized shares for issuance under the Plans.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents and information filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference:

     1. The Registrant's Annual Report on Form 10-K, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (SEC File No. 000-27183), filed on March 30, 2000.

     2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed with the Commisssion on November 14, 2000.

     3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed with the Commisssion on August 14, 2000.

     4. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed with the Commission on May 8, 2000.

     5.   The Registrant's Current Report on Form 8-K/A filed pursuant to
          Section 13(a) of the Exchange Act (SEC File No. 000-27183) for the amendment of the Current Report on Form 8-K filed on June 8, 2000, which amendment was filed on December 12, 2000.

     6. The Registrant's Current Report on Form 8-K filed pursuant to Section 13(a) of the Exchange Act (SEC File No. 000-27183) for the May 31, 2000 merger with eClass Direct, Inc., filed on June 15, 2000.

     7. The Registrant's Current Report on Form 8-K filed pursuant to Section 13(a) of the Exchange Act (SEC File No. 000-27183) for the May 31, 2000 merger with Octane Software, Inc., filed on June 8, 2000.

     8. The Registrant's Current Report on Form 8-K filed pursuant to Section 13(a) of the Exchange Act (SEC File No. 000-27183) for the May 1, 2000 merger with iLeverage Corporation, filed on May 31, 2000.

     9. The Registrant's Current Report on Form 8-K filed pursuant to Section 13(a) of the Exchange Act (SEC File No. 000-27183) for the March 14, 2000 Merger Agreement with Octane Software, Inc., filed on March 28, 2000.

     10. The Registrant's Current Report on Form 8-K filed pursuant to Section 13(a) of the Exchange Act (SEC File No. 000-27183) for the January 4, 2000 merger with RightPoint Software, Inc. filed on January 19, 2000.

     11. The description of the Registrant's Common Stock as set forth in the Registration Statement filed by the Company on Form 8-A, as declared effective by the Commission on August 30, 1999.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock offered pursuant to this Registration Statement will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Certain members of Wilson Sonsini Goodrich & Rosati, Professional Corporation, who have primary responsibility for the Registrant, beneficially own approximately 8,250 shares of the Registrant's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article VII of the Registrant's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

        EXHIBIT
         NUMBER                                           DOCUMENT
        -------                                           --------
          5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), with respect to the legality of the securities being registered
         10.1*        Registrant's 1999 Stock Plan
         10.2*        Registrant's 1999 Employee Stock Purchase Plan
         23.1         Consent of Arthur Andersen LLP, Independent Public Accountants
         23.2         Consent of WSGR (contained in Exhibit 5.1)
         24.1         Power of Attorney (see page 4)

--------------------------------------------------------------------------------

          (*) Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-82799) declared effective by the Securities and Exchange Commission on September 21, 1999.

ITEM 9. UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, E.piphany, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Mateo, state of California, on January 30, 2001.

                                       E.piphany, Inc.

                                       By: /s/ ROGER S. SIBONI
                                           -------------------------------------
                                           Roger S. Siboni
                                           President, Chief Executive Officer
                                           and Chairman of the Board


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger S. Siboni and Kevin J. Yeaman and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                         TITLE                                 DATE
                 ---------                                         -----                                 ----
/s/ ROGER S. SIBONI                               President, Chief Executive Officer and            January 30, 2001
--------------------------------------------             Chairman of the Board
    Roger S. Siboni                                  (Principal Executive Officer)

/s/ KEVIN J. YEAMAN                               Chief Financial Officer (Principal                January 30, 2001
--------------------------------------------      Financial and Accounting Officer)
    Kevin J. Yeaman

/s/ PAUL M. HAZEN                                 Director                                          January 30, 2001
--------------------------------------------
    Paul M. Hazen

/s/ ROBERT L. JOSS                                Director                                          January 30, 2001
--------------------------------------------
    Robert L. Joss

/s/ SAM H. LEE                                    Director                                          January 30, 2001
--------------------------------------------
    Sam H. Lee

/s/ DOUGLAS J. MACKENZIE                          Director                                          January 30, 2001
--------------------------------------------
    Douglas J. Mackenzie

/s/ GAYLE CROWELL                                 Director                                          January 30, 2001
--------------------------------------------
    Gayle Crowell

                                INDEX TO EXHIBITS

EXHIBIT
 NUMBER                                           DOCUMENT
-------                                           --------
  5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), with respect to the legality of the securities being registered
 10.1*        Registrant's 1999 Stock Plan
 10.2*        Registrant's 1999 Employee Stock Purchase Plan
 23.1         Consent of Arthur Andersen LLP, Independent Public Accountants
 23.2         Consent of WSGR (contained in Exhibit 5.1)
 24.1         Power of Attorney (see page 4)

--------------------------------------------------------------------------------

(*) Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-82799) declared effective by the Securities and Exchange Commission on September 21, 1999.